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                                                                      EXHIBIT 21




                            PIONEER COMPANIES, INC.

                                  SUBSIDIARIES


         Name of Company                                                     Jurisdiction
         ---------------                                                     ------------
Pioneer Americas Acquisition Corp.                                           Delaware

         Pioneer Americas, Inc.                                              Delaware

                 All-Pure Chemical Co.                                       California

                          All-Pure Chemical Northwest, Inc.                  Washington

                 Imperial West Chemical Co.                                  Nevada

                 Pioneer Chlor Alkali Company, Inc.                          Delaware

                          Black Mountain Power Company                       Texas

                          G.O.W. Corporation                                 Nevada

                          Pioneer Chlor Alkali International, Inc.           Barbados

Pioneer Water Technologies, Inc.                                             Delaware

         KWT Holdings, Inc.                                                  Delaware

                 Kemwater North America Company(1)                           Delaware

                          KWT, Inc.(2)                                       Delaware

______________

       (1) Each of KWT Holdings, Inc. and Imperial West Chemical Co. own fifty percent of the outstanding voting stock of Kemwater North America Company.

       (2) KWT, Inc. does business under the tradename "Kemwater".